EXHIBIT 3.43

State of North Carolina
Department of the Secretary of State

Limited Liability Company
ARTICLES OF ORGANIZATION

Pursuant to §57C-2-20 of the General Statutes of North Carolina, the undersigned do hereby submit these Articles of Organization for the purpose of forming a limited liability company.

1.                                       The name of the limited liability company is:  SEALY TEXAS HOLDINGS LLC

2.                                       If the limited liability company is a dissolve by a specific date, the latest date on which the limited liability company is to dissolve:  (If no date for dissolution is specified, there shall be no limit on the duration of the limited liability company.)  N/A

3.                                       The name and address of each person executing these articles of organization is as follows:  (State whether each person is executing these articles of organization in the capacity of a member, organizer or both).  MEMBER

SEALY TEXAS MANAGEMENT, INC. (formerly known as OHIO-SEALY MATTRESS MANUFACTURING COMPANY – FT. WORTH)

4.                                       The street address and county of the initial registered office of the limited liability company is:

Number and Street:	225 Hillsborough Street
City, State, Zip Code:	Raleigh, North Carolina 27603	County: Wake

5.                                       The mailing address if different from the street address of the initial registered office is:

6.                                       The name of the initial registered agent is:                  CT CORPORATION SYSTEM

7.                                       Check one of the following:

☒                                   (i)  Member-managed LLC:  all members by virtue of their status as members shall be managers of this limited liability company.

☐                                   (ii) Manager-managed LLC:  except as provided by N.C.G.S. Section 57C-3-20(a), the members of this limited liability company shall not be managers by virtue of their status as members.

8.                                       Any other provisions which the limited liability company elects to include are attached.

9.                                       These articles will be effective upon filing, unless a date and/or time is specified.

This is the 19th day of November, 1999.

MEMBER
SEALY TEXAS MANAGEMENT, INC., (formerly known as Ohio-Sealy Mattress Manufacturing Company – Ft. Worth

/s/ Kenneth L. Walker
Signature

Kenneth L. Walker
V.P., General Counsel & Secretary
Type or Print Name and Title

NOTES:

1.                                       Filing fee is $125.  This document and one exact or conformed copy of these articles must be filed with the Secretary of State.

(Revised October 1999) CORPORATIONS DIVISION	P.O. Box 29622	(Form L-01) RALEIGH, NC 27626-0622